Exhibit 107.1

Calculation of Filing Fee Tables

Form S-8
(Form Type)

Flotek Industries, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, par value $0.0001 per share	457(c) and 457(h)	$500,000 (1)(2)	$4.59 (4)	$2,295,000	0.00014760	$339
Equity	Common stock, par value $0.00001 per share	457(c) and 457(h)	$83,333 (1)(3)	$4.59 (4)	$382,499	0.00014760	$57
Total Offering Amounts					$2,677,499		$396
Total Fee Offsets							N/A
Net Fee Due							$396

(1)Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement also registers hereunder an indeterminate number of shares of common stock issuable as a result of the anti-dilution provisions of the Registrant’s 2018 Long-Term Incentive Plan, as amended (the “2018 Plan”), and the Registrant’s 2012 Employee Stock Purchase Plan, as amended (the “ESPP”).
(2)Represents 500,000 additional shares of common stock reserved for issuance under the 2018 Plan.
(3)Represents 83,333 additional shares of common stock reserved for issuance under the ESPP.
(4)Pursuant to Rule 457(c) and Rule 457(h), the registration fee is calculated on the basis of the average of the high and low sale prices for the common stock on the NYSE on June 6, 2024, $4.59. Pursuant to General Instruction E to Form S-8, the registration fee is calculated only with respect to additional securities registered under the Plan.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A		N/A						N/A